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                                                                       EXHIBIT 2


                        FORM OF HYPOTHECATION AGREEMENTS

                                                                        CITIBANK

                        GENERAL HYPOTHECATION AGREEMENT

                                Office or Branch



     In consideration of any existing liability of the undersigned to Citibank, N.A. (the "Bank") and/or in order to induce the Bank, acting in its discretion, to make loans or otherwise to extend or continue credit at any time(s) to the undersigned or to others on the request, indorsement or guarantee of the undersigned, the undersigned hereby agree(s):

     I. That, as security for all indebtedness and other liabilities of the undersigned to the Bank, now or hereafter existing whether directly created or acquired by assignment or otherwise and whether absolute or contingent (the "Obligations"), the Bank shall have and is hereby given a lien upon and a security interest in any and all property in which the undersigned at any time has rights and which at any time has been delivered, transferred, pledged, mortgaged or assigned to, or deposited in or credited to an account with, the Bank, or any third party(ies) acting in its behalf or designated by it, or otherwise at any time is in the possession or under the control or recorded on the books of or has been transferred to the Bank, or any third party(ies) acting in its behalf or designated by it, whether expressly as collateral or for safekeeping or for any other or different purpose, including (without limitation) any property which may be in transit by mail or carrier for any purpose, or covered or affected by any documents in the Bank's possession, or in possession of any such third party(ies), and in any and all property in which the undersigned at any time has rights and in which at any time a security interest has been transferred to the Bank, and if the aggregate market value of the aforesaid property should at any time in the opinion of the Bank or any of its officers suffer any decline or should any such property be deemed by the Bank or any of its officers to be unsatisfactory or inadequate, or should any such property fail to conform to legal requirements, then and in any such event the undersigned will (to the satisfaction of the Bank) deliver or transfer to the Bank additional property or a security interest therein to be subject to the terms and provisions hereof or make payments to it on account of the Obligations. Stock dividends and the distributions on account of any stock or other securities subject to the terms and provisions hereof shall be deemed an increment thereto and if not received directly by the Bank shall be delivered immediately to it by the undersigned in form for transfer.

     II. That the Bank shall exercise reasonable care in the custody of any property at any time(s) in its possession or control hereunder, or otherwise subject to the terms and provisions hereof, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which the Bank accords its own property (it being understood that the Bank shall have no responsibility for ascertaining or taking action with


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respect to calls, conversions,  exchanges,  maturities, tenders or other matters relative to any property and whether or not the Bank has or is deemed to have knowledge of such matters), or if the Bank takes such action with respect to the property as the undersigned shall reasonably request in writing, but no failure to comply with any such request nor any omission to do any such act requested by the undersigned shall be deemed a failure to exercise reasonable care, nor shall any failure of the Bank to take necessary steps to preserve rights against any parties with respect to any property in its possession or control, or otherwise subject to the terms and provisions hereof, be deemed a failure to exercise reasonable care.

     III. That, in addition it its rights and interests as herein set forth, the Bank may, at its option at any time(s) and with or without notice to the undersigned, appropriate and apply to the payment or reduction, either in whole or in part, of the amount owing on any one or more of the Obligations, whether or not then due, and any and all moneys now or hereafter with the Bank, on deposit or otherwise to the credit of or belonging to the undersigned, it being understood and agreed that the Bank shall not be obligated to assert or enforce any rights, liens or security interests hereunder or to take any action in reference thereto, and that the Bank may in its discretion at any time(s) relinquish its rights as to particular property or in any instance without thereby affecting or invalidating its rights hereunder as to any other property hereinbefore referred to or in any similar or other circumstance.

     IV. That in the event of the happening of any one or more of the following, any one of which shall constitute an event of default, to-wit: (a) the non-payment of any of the Obligations; (b) the failure of the undersigned forthwith, with or without notice, to furnish additional collateral or make payments on account, in either case to the satisfaction of the Bank, as hereinbefore agreed; (c) the insolvency, death, failure in business or suspension of usual business, dissolution or termination of existence of the undersigned; (d) the filing of a petition in bankruptcy by or against the undersigned or any guarantor of any of the Obligations, or the commencement of any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, for the relief of readjustment of any indebtedness of the undersigned or any such guarantor as aforesaid, either through the commencement of voluntary liquidation, reorganization, composition, extension or otherwise;
(e) the making of an assignment for the benefit of creditors or the taking advantage of any insolvency law by the undersigned or any such guarantor; (f) the appointment of a receiver, conservator, liquidator, or similar officer for, or for any property of, the undersigned or any such guarantor; (g) the application by the Securities Investor Protection Corporation for a decree under the Securities Investor Protection Act that customers of the undersigned or any guarantor of the obligations are in need of protection thereunder; (h) any seizure, vesting or intervention by or under authority of a government, by which the management of either the undersigned or any such guarantor is displaced or its authority in the conduct of its business is curtailed; (i) the attachment of or restraint as to any funds or other property in which the undersigned has rights and which may be in, or come into, the possession or control of the Bank, or of any third party acting for or designated by the Bank, or in which a security interest has been transferred to the Bank, or the issuance of any order of court or other legal process against the same; (j) the suspension for a period exceeding 30 days by, or expulsion from, the New York Stock Exchange, or any other

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Exchange or the National Association of Securities Dealers, of the undersigned -
then,  or at any time after the  happening of any such event of default,  any or
all  of  the  Obligations  then  existing,   although  otherwise   unmatured  or
contingent, shall at the option of the Bank, as evidenced by its endorsements on the evidences of such obligations or hereon to such effect, become due and
payable   forthwith,   without  demand  upon  or  notice  to  the   undersigned.
Furthermore, upon the occurrence of any such event of default the Bank shall have all of the rights and remedies provided to a secured party by the Uniform Commercial Code in effect in New York State at that time and the undersigned further agrees that (1) in the event that notice is necessary, written notice mailed to the undersigned at the address given below three business days prior to the date of public sale of property subject to the security interest of the Bank or prior to the date after which private sale or any other disposition of said property will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall be sufficient; (2) without precluding any other methods of sale, the sale of property shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property, but in any event, the Bank may sell at its option on such terms as it may choose without assuming any credit risk and without obligation to advertise; and (3) the Bank may require the undersigned to assemble the property subject to the security interest of the Bank and to make such property available to the Bank at a time and place designated by the Bank, all at the expense of the undersigned.

     V. That the undersigned will pay to the Bank, as soon as incurred, all costs and expenses, including attorneys' fees, related or incidental to the care, holding, retaking, preparing for sale, selling or collection of or realization upon any of the property or relating or incidental to the establishment or preserving or enforcement of the rights of the Bank hereunder or in respect of any of the property, and obtaining legal advice to any of the foregoing. Further, that net proceeds of the property, resulting from sale, collection or otherwise, and other available moneys coming into the hands of the Bank may be applied by it, before or after default, to the satisfaction or reduction of such of the Obligations or costs and expenses as it may see fit, whether or not matured.

     VI. That all rights of the Bank and liens of the Bank shall continue unimpaired, and that the undersigned shall be and remain bound by the Obligations in accordance with the terms thereof, notwithstanding the release of any of the aforementioned property, or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by the Bank in reference to any of the Obligations or any promissory note, draft, bill of exchange or other instrument or other obligations given in connection therewith or constituting a part of the said property, the undersigned hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if the undersigned had expressly agreed thereto in advance.

     VII. That the Bank may, at its option and without obligation to do so, transfer to or register in the name of its nominee(s), including any "clearing corporation" "custodian bank" as defined in the Uniform Commercial Code in effect in New York State and any

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nominee(s) thereof, all or any part of the aforementioned property and it may do so before or after the maturity of any of the Obligations and with or without notice to the undersigned.

     VIII. That the Bank may assign or otherwise transfer all or any of the Obligations, and may deliver all or any of the property to the transferee(s), who shall thereupon become vested with all the powers and rights in respect thereof given to the Bank herein or otherwise and the Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect thereto, all without prejudice to the retention by the Bank of all rights and powers not so transferred.

     IX. That the word "property" as used herein includes goods and merchandise, funds, cash balances, securities (including certificated, uncertificated and book-entry securities) accounts receivables, choses in action and any and all other forms of property whether real, personal or mixed, together with the proceeds thereof, any right, title or interest therein or thereto, and any documents relative thereto.

     X. That this is a continuing agreement and shall remain in full force and effect (notwithstanding any interruptions in the business relationships between the Bank and the undersigned) until written notice shall have been received by the Bank that it has been revoked, but any such notice shall not release or impair any rights, interest or options theretofore acquired by the Bank. Furthermore that, if any of the provisions of this Agreement is terminated by operation of law as against the undersigned, the undersigned will indemnify and save the Bank, its successors or assigns, harmless from any loss which may be suffered or incurred by the Bank in making, giving, or extending any loans or other credit or otherwise acting in reliance hereon prior to receipt by it of notice in writing of such termination.

     XI. That, if this Agreement is executed by two or more parties, they shall be severally bound and committed hereunder, and the term "undersigned" wherever used herein shall be construed to refer to each of such parties separately, all in the same manner and with the same effect as if each of them had signed separate instruments. If any party hereto is a partnership, the agreements herein contained shall remain in force and applicable notwithstanding changes in the individuals comprising the partnership, and the term "undersigned" shall include any altered or successor partnerships, but the predecessor partnerships and their partners shall not thereby be released from any liability.

     XII. That this Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of New York in all respects, including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified, or amended except as the Bank may consent thereto in writing.


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     XIII.  That  the  Bank is  authorized,  at its  option,  to file  Financing
Statement(s), Amendments and Continuation Statement(s) without the signature of the undersigned with respect to any of the aforementioned property; the undersigned agrees to pay the cost of any such filing, and to sign upon request any instruments, documents or other papers which the Bank may require to perfect its security interest therein.


         Dated, this __________ day of _________________, 19__.


         Signature_____________________________________

         Address ______________________________________


         Signature_____________________________________

         Address ______________________________________



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